EX-99.906CERT

CERTIFICATION

Heiko Thieme, Chief Executive Officer and Chief Financial Officer of The American Heritage Fund, Inc. (the “Registrant”), does certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2006 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer

The American Heritage Fund, Inc.

The American Heritage Fund, Inc.

/s/Heiko Thieme

Heiko Thieme

Date: February 13, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The American Heritage Fund, Inc. and will be retained by The American Heritage Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.